Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2026 Financial Results

November 25, 2025 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced financial results for its third quarter of fiscal year 2026 ended October 31, 2025.

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Revenue for the third quarter of fiscal 2026 was $108.5 million, up 31.2% from $82.7 million in the same period in fiscal 2025. For the nine months ended October 31, 2025, revenue was $289.8 million, up 44.3% from $200.9 million for the nine months ended October 31, 2024.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2026 was 59.6%, compared with 60.6% for the same period in fiscal 2025. For the nine months ended October 31, 2025, GAAP gross margin was 59.5%, compared with 60.7% for the nine months ended October 31, 2024.

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GAAP net loss for the third quarter of fiscal 2026 was $15.1 million, or loss per diluted ordinary share of $0.35, compared with GAAP net loss of $24.1 million, or loss per diluted ordinary share of $0.58, for the same period in fiscal 2025. GAAP net loss for the nine months ended October 31, 2025 was 59.4 million or loss per diluted ordinary share of $1.40. This compares with GAAP net loss of $96.9 million, or loss per diluted ordinary share of $2.36, for the nine months ended October 31, 2024.

Financial results on a non-GAAP basis for the third quarter of fiscal 2026 are as follows:

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Gross margin on a non-GAAP basis for the third quarter of fiscal 2026 was 60.9%, compared with 62.6% for the same period in fiscal 2025. For the nine months ended October 31, 2025, non-GAAP gross margin was 61.1%, compared with 63.0% for the nine months ended October 31, 2024.

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Non-GAAP net profit for the third quarter of fiscal 2026 was $11.9 million, or earnings per diluted ordinary share of $0.27. This compares with non-GAAP net profit of $4.6 million, or earnings per diluted ordinary share of $0.11, for the same period in fiscal 2025. Non-GAAP net profit for the nine months ended October 31, 2025 was $21.3 million, or earnings per diluted ordinary share of $0.49. This compares with non-GAAP net loss of $11.6 million, or loss per diluted ordinary share of $0.28, for the nine months ended October 31, 2024.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2026, ending January 31, 2026:

•	Revenue is expected to be between $97.0 million and $103.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.5%.

•	Operating expenses on a non-GAAP basis are expected to be between $55.0 million and $58.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the third quarter of fiscal 2026 was $295.3 million, compared with $261.2 million at the end of the prior quarter and $226.5 million at the end of the same quarter a year ago.

“We reported record quarterly revenue, above the high-end of our third quarter guidance, with edge AI revenue setting its sixth consecutive revenue record. Year-to-date, our free-cash-flow is 14.8% of revenue, reflecting the strong growth and operating efficiency, as well as our ability to sustain our edge AI R&D investment. Our new F2026 revenue growth guidance range of 36% to 38% is projected to represent an all-time fiscal year record for the company, versus our prior estimate of 31% to 35%,” said Fermi Wang, President & CEO. “These results are encouraging, but we are even more excited about the opportunity ahead of us due to the rising breadth of edge AI applications demanding our products, the outlook for robust new product cycles given the demand for higher performance edge AI SoCs, as well as a rising average selling price outlook.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the third quarter of fiscal year 2026 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, telematics, driver/cabin monitoring, autonomous driving, edge infrastructure, drones and other robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, sensor fusion, and planning. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2026 ending January 31, 2026, and the comments of our CEO relating to our expectation of future revenue growth, including for the full year of fiscal 2026, our ability to sustain our edge AI R&D investment, the breadth of our opportunities in edge AI applications, , our outlook for robust new product cycles, and the outlook for the average selling price of our products. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions; changes in government policies, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI inference applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision, AI functionality and advanced networks, including vision-language models and GenAI; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets and applications, such as edge infrastructure; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2025 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the third fiscal quarter ended October 31, 2025 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2026, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2026, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue	$108,452	$82,653	$289,835	$200,850
Cost of revenue	43,866	32,605	117,482	78,901

Gross profit	64,586	50,048	172,353	121,949

Operating expenses:
Research and development	61,451	58,389	180,004	169,286
Selling, general and administrative	19,383	17,169	56,444	53,905

Total operating expenses	80,834	75,558	236,448	223,191
Loss from operations	(16,248)	(25,510)	(64,095)	(101,242)
Other income, net	2,074	2,091	6,496	6,507

Loss before income taxes	(14,174)	(23,419)	(57,599)	(94,735)
Provision for income taxes	933	652	1,831	2,157

Net loss	$(15,107)	$(24,071)	$(59,430)	$(96,892)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.35)	$(0.58)	$(1.40)	$(2.36)

Diluted	$(0.35)	$(0.58)	$(1.40)	$(2.36)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	42,866,916	41,479,459	42,544,622	41,128,068

Diluted	42,866,916	41,479,459	42,544,622	41,128,068

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$658	$899	$2,389	$2,339
Research and development	16,776	18,637	51,333	54,653
Selling, general and administrative	8,307	7,311	23,337	23,503

Total stock-based compensation	$25,741	$26,847	$77,059	$80,495

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$2,271	$2,271
Research and development	—	—	—	—
Selling, general and administrative	456	510	1,368	1,560

Total acquisition-related costs	$1,213	$1,267	$3,639	$3,831

The difference between GAAP and non-GAAP gross margin was 1.3% and 2.0%, or $1.4 million and $1.7 million, for the three months ended October 31, 2025 and October 31, 2024, respectively. The difference between GAAP and non-GAAP gross margin was 1.6% and 2.3%, or $4.7 million and $4.6 million, for the nine months ended October 31, 2025 and October 31, 2024, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
		(unaudited)
GAAP net loss	$(15,107)	$(24,071)	$(59,430)	$(96,892)
Non-GAAP adjustments:
Stock-based compensation expense	25,741	26,847	77,059	80,495
Acquisition-related costs	1,213	1,267	3,639	3,831
Income tax effect	17	416	53	1,016

Non-GAAP net income (loss)	$11,864	$4,459	$21,321	$(11,550)

GAAP - diluted weighted average shares	42,866,916	41,479,459	42,544,622	41,128,068
Non-GAAP - diluted weighted average shares	43,954,650	41,632,232	43,117,403	41,128,068
GAAP - diluted net loss per share	$(0.35)	$(0.58)	$(1.40)	$(2.36)
Non-GAAP adjustments:
Stock-based compensation expense	0.60	0.65	1.81	1.96
Acquisition-related costs	0.03	0.03	0.09	0.09
Income tax effect	0.00	0.01	0.00	0.03
Effect of Non-GAAP - diluted weighted average shares	(0.01)	—	(0.01)	—
Non-GAAP - diluted net income (loss) per share	$0.27	$0.11	$0.49	$(0.28)

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$174,057	$144,622
Marketable debt securities	121,241	105,643
Accounts receivable, net	42,227	29,767
Inventories	39,159	34,428
Restricted cash	442	7
Prepaid expenses and other current assets	6,541	6,084

Total current assets	383,667	320,551
Property and equipment, net	10,725	9,084
Intangible assets, net	37,954	47,279
Operating lease right-of-use assets, net	12,765	5,188
Goodwill	303,625	303,625
Other non-current assets	3,154	3,241

Total assets	$751,890	$688,968

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	34,923	21,775
Accrued and other current liabilities	88,398	80,781
Operating lease liabilities, current	1,733	2,829
Income taxes payable	1,890	1,383
Deferred revenue, current	17,509	14,226

Total current liabilities	144,453	120,994
Operating lease liabilities, non-current	11,913	2,436
Other long-term liabilities	5,411	4,126

Total liabilities	161,777	127,556

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	19	19
Additional paid-in capital	901,047	813,683
Accumulated other comprehensive income (loss)	534	(233)
Accumulated deficit	(311,487)	(252,057)

Total shareholders’ equity	590,113	561,412

Total liabilities and shareholders’ equity	$751,890	$688,968

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com